Exhibit 5.1

Cahill Gordon & Reindel llp
32 Old Slip
New York, NY 10005

DANIEL R. ANDERSON

PETER J. ARMENIO

HELENE R. BANKS

ANIRUDH BANSAL

LANDIS C. BEST

CHRISTOPHER BEVAN

BROCKTON B. BOSSON

JONATHAN BROWNSON *

DONNA M. BRYAN

EMEKA C. CHINWUBA

JOYDEEP CHOUDHURI *

JAMES J. CLARK

CHRISTOPHER W. CLEMENT

AYANO K. CREED

PRUE CRIDDLE ±

SEAN M. DAVIS

STUART G. DOWNING

ADAM M. DWORKIN

ANASTASIA EFIMOVA

SAMSON A. ENZER

JAMES Z. FANG

GERALD J. FLATTMANN JR.

HELENA S. FRANCESCHI

JOAN MURTAGH FRANKEL

JONATHAN J. FRANKEL

SESI GARIMELLA

ARIEL GOLDMAN

PATRICK GORDON

JASON M. HALL

STEPHEN HARPER

CRAIG M. HOROWITZ

TIMOTHY B. HOWELL

COLLEEN TRACY JAMES

DAVID G. JANUSZEWSKI

JAKE KEAVENY

BRIAN S. KELLEHER

RICHARD KELLY

CHÉRIE R. KISER ‡

JOEL KURTZBERG

TED B. LACEY

ANDREW E. LEE

ALIZA R. LEVINE

JOEL H. LEVITIN

MARK LOFTUS

TELEPHONE: (212) 701-3000
WWW.CAHILL.COM
___________

1990 K STREET, N.W.
WASHINGTON, DC 20006-1181
(202) 862-8900

CAHILL GORDON & REINDEL (UK) LLP
20 FENCHURCH STREET
LONDON EC3M 3BY
+44 (0) 20 7920 9800
___________

WRITER’S DIRECT NUMBER

JOHN MacGREGOR

TRISTAN E. MANLEY

BRIAN T. MARKLEY

MEGHAN N. McDERMOTT

WILLIAM J. MILLER

EDWARD N. MOSS

JOEL MOSS

NOAH B. NEWITZ

WARREN NEWTON §

JULIANA OBREGON

JAVIER ORTIZ

DAVID R. OWEN

JOHN PAPACHRISTOS

LUIS R. PENALVER

SHEILA C. RAMESH

MICHAEL W. REDDY

OLEG REZZY

THOMAS ROCHER *

PETER J. ROONEY

MATTHEW E. ROSENTHAL

THORN ROSENTHAL

TAMMY L. ROY

ANDREW SCHWARTZ

DARREN SILVER

JOSIAH M. SLOTNICK

RICHARD A. STIEGLITZ JR.

SUSANNA M. SUH

SEAN R. TIERNEY

AMIT TREHAN

JOHN A. TRIPODORO

HERBERT S. WASHER

FRANK WEIGAND

MICHAEL B. WEISS

MILES C. WILEY

DAVID WISHENGRAD

C. ANTHONY WOLFE

ELIZABETH M. YAHL

* ADMITTED AS A SOLICITOR IN
ENGLAND AND WALES ONLY

± ADMITTED AS A SOLICITOR IN
WESTERN AUSTRALIA ONLY

‡ ADMITTED IN DC ONLY

§ ADMITTED AS AN ATTORNEY
IN THE REPUBLIC OF SOUTH AFRICA ONLY

(212) 701-3000

May 8, 2024

ICON public limited company

South County Business Park, Leopardstown

Dublin 18, D18 X5R3

Ireland

Ladies and Gentlemen:

We have acted as special counsel to ICON plc, an Irish public limited company (the “Company”) and ICON Investments Six Designated Activity Company, an Irish designated activity company (the “Issuer”) in connection with the Issuer’s offering pursuant to a registration statement on Form F-3 (No. 333-278943), dated as of April 26, 2024 (including the documents incorporated by reference therein, the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”) and the prospectus, dated as of April 26, 2024, as supplemented by the prospectus supplement thereto, dated as of April 30, 2024 (together, the “Prospectus”), of (i) $750,000,000 aggregate principal amount of 5.809% Senior Secured Notes due 2027 (the “2027 Notes”), (ii) $750,000,000 aggregate principal amount of 5.849% Senior Secured Notes due 2029 (the “2029 Notes”) and (iii) $500,000,000 aggregate principal amount of 6.000% Senior Secured Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes and the 2029 Notes, the “Notes”). The Notes were issued under a base indenture, dated as of May 8, 2024 (the “Base Indenture”), among the Issuer, the Company, and Citibank, N.A., as Trustee (in such capacity, the “Trustee”) as supplemented by that certain First Supplemental Indenture, dated as of May 8, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Company, the other guarantors from time to time party thereto (together with the Company, the “Guarantors”), the Trustee and Citibank, N.A., London Branch, as notes collateral agent.

In rendering the opinions set forth herein, we have examined, among other documents, the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an executed copy of the Underwriting Agreement dated April 30, 2024 among the Issuer, the Company, the guarantors party thereto and the several underwriters party thereto;

(d)	the Base Indenture;

(e)	the Supplemental Indenture;

(f)	the Note Guarantees (as defined in the Supplemental Indenture) issued on the date of this letter (the “Guarantees”);

(g)	copies of the Notes in global form as executed by the Issuer and authenticated by the Trustee; and

(h)	copies of the respective organizational documents certified by the secretary (or assistant secretary) of each Subsidiary Guarantor listed on Schedule I hereto and incorporated as a corporation in the State of Delaware (each, a “Delaware Corporate Subsidiary Guarantor”) and each Subsidiary Guarantor listed on Schedule I hereto and formed as a limited liability company in the State of Delaware (each, a “Delaware LLC Subsidiary Guarantor” and, together with the Delaware Corporate Subsidiary Guarantors, the “Delaware Guarantors”).

In connection with this opinion, we have relied, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Issuer and the Guarantors and we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the Issuer and each Guarantor (other than the Delaware Guarantors) has been duly incorporated and is a validly existing company under the laws of its respective jurisdiction of organization, (iii) the Base Indenture has been duly authorized, executed and delivered by the Company and the Issuer, (iv) the Supplemental Indenture has been duly authorized, executed and delivered by the Issuer and the Guarantors (other than the Delaware Guarantors), (v) the Base Indenture has been duly authorized, executed and delivered by the Trustee, (vi) the Supplemental Indenture has been duly authorized, executed and delivered by each of the Trustee and the Notes Collateral Agent and (vii) the opinion letters of (a) A&L Goodbody, which is being furnished as Exhibit 5.2 to the Current Report on Form 6-K of the Company dated May 8, 2024 (the “6-K”), (b) Loyens & Loeff Luxembourg SARL, which is being furnished as Exhibit 5.3 to the 6-K, (c) McGuireWoods LLP, which is being furnished as Exhibit 5.4 to the 6-K and (d) Locke Lord LLP, which is being furnished as Exhibit 5.5 to the 6-K, are accurate at the time of any offer or sale of the Notes and the Guarantee of the Notes by the Guarantors.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for as contemplated in the Registration Statement, as amended:

(i) the Notes will constitute legal, valid and binding obligations of the Issuer thereof, enforceable against the Issuer in accordance with their respective terms, and

(ii) the Guarantees will constitute legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations, and assumptions:

A.          We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

B.          The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the effects of the possible judicial application of foreign laws.

C.          We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) any waiver (whether or not stated as such) under the Indenture or any other applicable document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (iii) any waiver (whether or not stated as such) contained in the Indenture or any other applicable document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or securities laws or due to the negligence or willful misconduct of an indemnified party, (v) any purported fraudulent transfer “savings” clause, or (vi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

For purposes of this opinion, we have also examined and relied without investigation upon the accuracy of the opinion letters of (i) A&L Goodbody, dated the date hereof and furnished as Exhibit 5.2 to the 6-K, (ii) Loyens & Loeff Luxembourg SARL, dated the date hereof and furnished as Exhibit 5.3 to the 6-K, (iii) McGuireWoods LLP, dated the date hereof and furnished as Exhibit 5.4 to the 6-K and (iv) Locke Lord LLP, dated the date hereof and furnished as Exhibit 5.5 to the 6-K.

We hereby consent to the use of our firm’s name under the caption “Legal Matters” in the Prospectus and to the furnishing of this opinion with the Commission as an exhibit to the 6-K. In giving such consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP

Schedule I

Entity:
DELAWARE CORPORATIONS:
Beacon Bioscience, Inc.
ICON Laboratory Services, Inc.
MolecularMD Corp.
ICON US Holdings Inc.
PRA Health Sciences, Inc.
ReSearch Pharmaceutical Services, Inc.
Symphony Health Solutions Corporation
PRA Holdings, Inc.
DELAWARE LIMITED LIABILITY COMPANIES:
ICON Clinical Research LLC
PriceSpective LLC
ICON Clinical Investments, LLC
Source Healthcare Analytics, LLC
CRN Holdings, LLC
PRA International, LLC
Roy RPS Holdings LLC
RPS Global Holdings, LLC
RPS Parent Holding LLC